UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date Of Report (Date Of Earliest Event Reported): February 15, 2007

AT&S Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 333-124440

Nevada (State or Other Jurisdiction of Incorporation or Organization)	333-124440 (Commission File Number)	20-0472144 (I.R.S. Employer Identification No.)

3505 Manchester Trafficway
Kansas City, Missouri 64129
  (Address of Principal Executive Offices, Including Zip Code)
(816) 765-7771
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01 Other Events

February 15, 2007, our wholly owned subsidiary, American Trailer & Storage, Inc. (“American Trailer”) filed a motion to dismiss three of the four counts in which American Trailer is a defendant in the case of Jeffrey N. Orr vs. American Trailer & Storage, Inc. in the Circuit Court of Jackson County, Missouri, on the grounds that each of the causes of action fail to state a claim for relief against them that may be granted as a matter of law. Orr currently owns more than 5% of our outstanding common stock.

In the same motion, our current officers and directors, Richard G. Honan, and Richard G. Honan, II also requested dismissal of all of the counts brought against them in the same lawsuit also on the grounds that each of the causes of action fail to state a claim for relief against them that may be granted as a matter of law.

We continue to believe that all of Orr’s claims are completely without merit both factually and legally. We will continue to vigorously defend against the claims. Richard G. Honan and Richard G. Honan, II have both advised us that they believe Mr. Orr’s claims against them are without basis and that they will continue to vigorously defend against these claims.

On February 15, 2007, we filed a civil action against Orr, a former officer, director and employee of our company and American Trailer. In this civil proceeding, which was brought in the District Court of Clark County, Nevada, we seek declaratory relief and damages.

We are seeking a declaration that (i) we own 100% of the outstanding shares in our subsidiary American Trailer and that no shares are owned by Orr; that (ii) there are no other extant shares of stock, stock rights, options, warrants or other similar claims of ownership of American Trailer; that (iii) under the laws of the State of Nevada, as the owner of all outstanding shares of American Trailer, we are the only party entitled to bring claims arising from the ownership of shares of our wholly owned subsidiary; that (iv) we have no contractual or other legal obligation to purchase any of the outstanding shares owned by Orr; that (v) removal in 2005 of Orr as a director was accomplished in accordance with the By-Laws of our corporation and the Law of the State of Nevada; that (vi) removal of Defendant Orr in 2005 as an officer of our corporation was accomplished in accordance with our By-Laws and the laws of the State of Nevada; that (vii) the decisions of our Board of Directors and officers in borrowing money and the distribution of profits either in us or our wholly-owned subsidiary are controlled by the business judgment rule and the laws of the State of Nevada; and that (viii) we are not presently indebted to Orr.

We also seek to recover our costs and fees associated with the prosecution of this action, and for damages or any further or additional relief which we are entitled to recover as a result of the acts and omissions of Orr.
Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2007  AT&S Holdings, Inc.

By: /s/ Richard G. Honan
      Richard G. Honan
Chairman of the Board and Chief Executive Officer